Exhibit 21.1

List of Subsidiaries of Alere Inc.

Name of Subsidiary	State or Jurisdiction of Incorporation	% of ownership
ABON Biopharm (Hangzhou) Co., Ltd.	China	100%
Adam Biotechnology Limited	United Kingdom	100%
AdnaGen GmbH	Germany	100%
Alchemy Laboratories Limited	United Kingdom	100%
Alere AB (formerly Medinor AB)	Sweden	100%
Alere AS (formerly Medinor AS)	Norway	100%
Alere AS Holdings Limited	England and Wales	100%
Alere China Co., Ltd.	China	100%
Alere Connected Health Limited	United Kingdom	100%
Alere Connected Health Ltd.	Israel	100%
Alere DoA Holdings GmbH	Germany	100%
Alere E-Sante SAS	France	100%
Alere GmbH	Austria	100%
Alere GmbH	Germany	100%
Alere GmbH	Switzerland	100%
Alere Health B.V.	The Netherlands	100%
Alere Health Bvba	Belgium	100%
Alere Health Corp.	Taiwan	100%
Alere Health Improvement Company	Delaware	100%
Alere Health Limited	Ireland	100%
Alere Health Pty Ltd	Australia	100%
Alere Health Sdn Bhd	Malaysia	100%
Alere Health, LLC	Delaware	100%
Alere Healthcare (Pty) Limited	South Africa	100%
Alere Healthcare Inc.	Korea	100%
Alere Healthcare of Illinois, Inc.	Georgia	100%
Alere Healthcare, S.L.	Spain	100%
Alere HK Holdings Limited	Hong Kong	100%
Alere Holding GmbH	Germany	100%
Alere Holdings Bermuda Limited	Bermuda	100%
Alere Holdings Pty Limited	Australia	100%
Alere Home Monitoring, Inc.	Delaware	100%
Alere Informatics, Inc. (formerly Medical Automation System, Inc)	Virginia	100%
Alere International Holding Corp.	Delaware	100%
Alere International Limited	Ireland	100%
Alere International Sarl	Switzerland	100%
Alere Lda	Portugal	100%
Alere Limited	New Zealand	100%
Alere Limited	United Kingdom	100%
Alere Medical Bvba	Belgium	100%
Alere Medical Co., Ltd.	Japan	100%
Alere Medical Private Limited	India	100%
Alere North America, Inc.	Delaware	100%
Alere of New York, Inc.	New York	100%
Alere Oy AB (formerlyMedinor Finland Oy AB)	Finland	100%
Alere PTE. Ltd.	Singapore	100%
Alere SA (formerlyBiolinker S.A.)	Argentina	100%
Alere S.A.	Brazil	100%
Alere SAS	France	100%
Alere S.r.l.	Italy	100%
Alere s.r.o	Czech Republic	100%
Alere San Diego, Inc.	Delaware	100%
Alere Scarborough, Inc.	Delaware	100%
Alere (Shanghai) Diagnostics Co., Ltd.	China	75%
Alere (Shanghai) Medical Sales Co., Ltd.	China	100%
Alere (Shanghai) Technology Co., Ltd	China	100%
Alere Spain, S.L.	Spain	100%
Alere Switzerland GmbH	Switzerland	100%
Alere Technologies GmbH	Germany	100%
Alere Technologies Limited	Scotland	100%
Alere Toxicology Services, Inc.	Louisiana	100%
Alere Toxicology AB
(formerly Concateno Scandinavia AB)	Sweden	100%
Alere Toxicology plc (formerly Concateno plc)	United Kingdom	100%
Alere UK Holdings Limited	United Kingdom	100%
Alere ULC	Canada	100%
Alere US Holdings, LLC	Delaware	100%

Alere Wellbeing, Inc.	Delaware	100%
Alere Wellogic, LLC	Delaware	100%
Alere Wellology, Inc.	Delaware	100%
Alere Women’s and Children’s Health, LLC	Delaware	100%
ALR Holdings	Korea	100%
Amedica Biotech, Inc.	California	100%
Ameditech Inc.	California	100%
AML Medical, Inc.	Delaware	100%
Arriva Medical, LLC	Florida	100%
AS Normedica	Norway	100%
ATS Bermuda Holdings Limited	Bermuda	100%
ATS Laboratories, Inc.	Delaware	100%
Avee Laboratories, Inc.	Florida	100%
Axis-Shield AD I AS	Norway	100%
Axis-Shield AD II AS	Norway	100%
Axis-Shield AD III AS	Norway	100%
Axis-Shield AD IV AS	Norway	100%
Axis-Shield AS	Norway	100%
Axis-Shield Development AS	Norway	100%
Axis-Shield Dia AS	Norway	100%
Axis-Shield Diagnostics Limited	United Kingdom	100%
Axis-Shield Laboratory Products Ltd.	England and Wales	100%
Axis-Shield Nord AS	Norway	100%
Axis-Shield plc	United Kingdom	100%
Axis-Shield PoC AS	Norway	100%
Axis-Shield R&D AS	Norway	100%
BBI Detection Limited	United Kingdom	100%
BBI Detection, Inc.	Wisconsin	100%
BBI Enzymes (UK) Limited	United Kingdom	100%
BBI Enzymes (USA) Limited	United Kingdom	100%
BBI Enzymes Limited	United Kingdom	100%
BBI Enzymes SA (Pty) Limited	South Africa	100%
BBI Healthcare AB	Sweden	100%
BBI Healthcare Limited	United Kingdom	100%
BBI Holdings Limited	United Kingdom	100%
BBI Resources Limited	United Kingdom	100%
Binax, Inc.	Delaware	100%
Bionote, Inc.	Korea	100%
Biosite Incorporated	Delaware	100%
Bio-Stat Healthcare Limited	United Kingdom	100%
Bio-Stat Holdings, Limited	United Kingdom	100%
Biosystems SA	Colombia	100%
Biozyme Holdings Limited	United Kingdom	100%
Braintrust Professional Services, LLC	Arizona	100%
Branan Medical Corporation	Nevada	100%
British Biocell International Limited (BBIL)	United Kingdom	100%
Cambridge Bio-Nutritional Limited	United Kingdom	100%
Cambridge Medical Innovations Limited	United Kingdom	100%
Cedar Health Limited	United Kingdom	100%
Chemist on Call Limited	United Kingdom	100%
Colibri Medical AB	Sweden	100%
Concateno Australia Pty Limited	Australia	100%
Concateno Cardiff Limited	United Kingdom	100%
Concateno Italia Srl	Italy	100%
Concateno North Limited	United Kingdom	100%
Concateno South Limited	United Kingdom	100%
Concateno UK Limited	United Kingdom	100%
Cozart Bioscience Inc.	Delaware	100%
Cozart International Sarl	France	100%
Cozart Limited	United Kingdom	100%
CPL International Services Limited	United Kingdom	100%
DiagnosisOne, Inc	Delaware	100%
Diagnostic Nord GmbH	Germany	100%
DMD, Dienstleistungen & Vetrieb fur Medizin und Diagnostik GmbH	Germany	100%
Epocal Inc	Canada	100%
Epocal (US), Inc	Delaware	100%
eScreen, Inc.	Delaware	100%
eScreen Canada ULC	Alberta	100%
eScreen International Holdings, Inc.	Delaware	100%
eScreen Toxicology de Mexico, S.de R.L. de C.V.	Mexico	100%
eScreen Mexico Holding Company	Oregon	100%
Euromed Limited	United Kingdom	100%

F&H Baxter (Holdings) Limited	United Kingdom	100%
First Check Diagnostics Corp.	Delaware	100%
First Check Ecom, Inc.	Massachusetts	100%
Forensics Limited	England	100%
Framed BV	The Netherlands	100%
Gabmed GmbH	Germany	100%
Gesellschaft fur Patientenhilfe DGP GmbH	Germany	100%
Global Analytical Development, LLC	Florida	100%
Healthcare Connections Limited	United Kingdom	100%
Ig Innovations Limited	United Kingdom	100%
IM Hong Kong Trading Co., Limited	Hong Kong	100%
Innovacon, Inc.	Delaware	100%
Instant Technologies, Inc.	Virginia	100%
Inverness Canadian Acquisition Corporation	Ontario	100%
Inverness Medical (Beijing) Co., Ltd.	China	100%
Inverness Medical Canada Inc.	Canada	100%
Inverness Medical Innovations (Hangzhou) Consulting Services Co., Ltd.	China	100%
Inverness Medical Innovations Australia Pty Limited	Australia	100%
Inverness Medical Innovations Hong Kong Limited	Hong Kong	100%
Inverness Medical Innovations SK, LLC	Delaware	100%
Inverness Medical Investments LLC	Delaware	100%
Inverness Medical Shimla Private Limited	India	100%
Inverness Medical, LLC	Delaware	100%
Ionian Technologies, Inc.	Delaware	100%
IVC Industries, Inc.	Delaware	100%
IVD Management Limited	Ireland	100%
KD Enterprise Holdings, Inc.	Arizona	100%
Kullgren AB	Sweden	100%
Laboratory Data Systems, Inc.	Florida	100%
Laboratory Data Systems Europe AG	Switzerland	100%
Laboratory Specialists of America, Inc.	Oklahoma	100%
Mahsan Diagnostika GmbH	Germany	100%
Marconova AB	Sweden	100%
MedApps Holding Company, Inc	Delaware	100%
MedApps, Inc	Arizona	100%
Medinor AS	Denmark	100%
Medinor AS (formerly Promedico AS)	Norway	100%
Medscreen Holdings Limited	United Kingdom	100%
Mologic Limited	United Kingdom	100%
NationsHealth Philippines, Inc	Philippines	100%
Nemesis Scientific Limited	United Kingdom	100%
Nurses on Call Limited	United Kingdom	100%
Orgenics Columbia Ltd.	Columbia	100%
Orgenics France SA	France	100%
Orgenics International Holdings B.V.	The Netherlands	100%
Orgenics Nigeria Ltd.	Nigeria	100%
Orgenics Ltd.	Israel	100%
Pembrooke Occupational Health, Inc.	Virginia	100%
PMB-Selfcare LLC	Delaware	100%
Quality Assured Services, Inc.	Florida	100%
Quantum Diagnosticos Ltda	Brazil	100%
Quantum Diagnostics Group Limited	United Kingdom	100%
Quantum Diagnostics Limited	United Kingdom	100%
Quantum Laboratories Limited	United Kingdom	100%
Redwood Toxicology Laboratory, Inc.	California	100%
Rich Horizons International Limited	British Virgin Islands	100%
RMD Networks, Inc.	Delaware	100%
Rolf Kullgren AB	Sweden	100%
RTL Holdings, Inc.	Delaware	100%
Scanax AS	Norway	100%
Scipac Holdings Limited	United Kingdom	100%
Scipac Limited	United Kingdom	100%
Scipac Trustee Limited	United Kingdom	100%
Screen Tox, Inc.	Florida	100%
SD Bio Standard Diagnostics Pvt. Ltd.	India	99.80%
Selfcare Technology, Inc.	Delaware	100%
SPD Swiss Precision Diagnostics GmbH	Switzerland	50%
SPDH, Inc.	Delaware	100%
Spinreact SA	Spain	100%
Standard Diagnostics, Inc.	Korea	99.787%
Standing Stone, Inc.	Delaware	80.92%
TwistDX Limited	United Kingdom	100%
Unipath Management Limited	United Kingdom	100%
Unipath Limited	United Kingdom	100%
Ventario GmbH	Germany	100%
Vision Biotech Pty Ltd.	South Africa	100%
Wellogic ME FZ-LLC	Dubai, UAE	100%
Zycare, Inc.	North Carolina	100%